PROSPECTUS                                Filed Pursuant to Rule 424(b)(3)
Registration No. 333-192129

Glowpoint, Inc.

6,433,333 Shares of Common Stock _________________________
The selling stockholders identified in this prospectus may, from time to time, following the expiration of the lock-up period on August 9, 2014, use this prospectus to sell in one or more offerings an aggregate of up to 6,433,333 shares of our common stock in the amounts and at the times determined solely by the selling stockholders.
The selling stockholders may sell the common stock at prices and on term determined by the market, in negotiated transactions, or through underwriters. We will not receive any proceeds from the sale of these shares by the selling stockholders. We have agreed to pay all expenses relating to registering the securities. The selling stockholders will pay any brokerage commissions or similar charges incurred for the sale of these shares.
Our common stock is traded on the NYSE MKT under the symbol “GLOW.” On November 13, 2013, the last reported sale price of our common stock on the NYSE MKT was $1.42.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 1 and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 14, 2013.

112957837.1

TABLE OF CONTENTS

        Page

ABOUT THIS PROSPECTUS	2
GLOWPOINT, INC	2
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
SELLING STOCKHOLDERS	4
DESCRIPTION OF COMMON STOCK	5
PLAN OF DISTRIBUTION	6
LEGAL MATTERS	8
EXPERTS	8
WHERE YOU CAN FIND MORE INFORMATION	9

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, following the expiration of the lock-up period on August 9, 2014, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of the securities which may be offered by the selling stockholders. Each time a selling stockholder sells securities, the selling stockholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
GLOWPOINT, INC.
Glowpoint, Inc. (“Glowpoint” or “we” or “us” or the “Company”) is a provider of cloud-based video collaboration services, network services, and business-class support services. We provide our customers with a tailored mix of these services to fit each customer’s needs. More than 1,000 different organizations in 96 countries use Glowpoint services to collaborate with colleagues, business partners, and customers more effectively.
Our video collaboration services include (i) Glowpoint Now™, a reservationless videoconferencing service that allows users to collaborate via video on-demand from virtually any device, including web browsers; (ii) managed videoconferencing, a high-touch, concierge-based managed service whereby Glowpoint sets up and manages customer videoconferences; and (iii) video meeting suites, which allow our customers to conduct meetings and events in over 4,000 video conference rooms across 1,300 cities without investing in video devices or infrastructure. Glowpoint fully manages the videoconferences held in these suites.
Our network services provide our customers with the flexibility to select specialized solutions or converge multi-service applications on a single network infrastructure to increase bandwidth efficiency and dynamic allocation. All of our network services are offered through our cloud-based platform in an effort to make it easier to manage and share real-time information, and spread job responsibilities and external resources while enabling stronger continuity of service and better planning for predictable peaks and valleys of the enterprise.
We also offer professional services, including video communication services for broadcast/media content acquisition and remote analyst contribution for live-to-air or live-to-tape production that enable studios to broadcast or stream their media with solutions for mobile, video, and live events. Broadcasters rely on our platform and service delivery to deliver breaking news information.
Glowpoint was formed by the merger of All Communications Corporation and View Tech, Inc. in May 2000, and acquired Affinity VideoNet, Inc., a provider of public video room rentals and managed services, on October 1, 2012. Our principal executive offices are located at 1776 Lincoln Avenue, Suite 1300, Denver, CO 80203, and our telephone number is (303) 640-3838. Our web site address is www.glowpoint.com.
RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in an applicable prospectus supplement, this prospectus, or incorporated by reference, including the risk factors and other cautionary statements described under the heading “Risk Factors,” including our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q, or any current reports on Form 8-K we file after the date of this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus are “forward-looking statements.” These forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations, and intentions of Glowpoint, and other statements contained in this prospectus that are not historical facts. Forward-looking statements in this prospectus or hereafter included in other publicly available documents filed with the SEC, reports to our stockholders, and other publicly available statements issued or released by us involve known and unknown risks, uncertainties, and other factors that could cause our actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. When used in this prospectus, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are generally intended to identify forward-looking statements because these forward-looking statements involve risks and uncertainties. There are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, among other risks:

•	the availability of and costs associated with raising additional capital to fund our operations;

•	volatility in the price of our common stock;

•	difficulty in funding our operations due to our history of substantial losses;

•	the evolution of the market for video communication services;

•	general economic conditions;

•	our exposure to the credit and other counterparty risk of our customers;

•	our ability to attract and retain key personnel;

•	difficulty managing our growth;

•	failure to obtain, maintain, or protect the rights to our intellectual property;

•	failure of our network or the denial or limitation of access to the network of telecommunications carriers upon whom we rely;

•	the highly competitive market in which we compete;

•	limited market awareness of our managed video services;

•	our ability to adequately respond to rapid changes in technology;

•	accounting and other control costs;

•	loss of key customers; and

•	failure to properly manage the distribution of our services.

Please also see the discussion of risks and uncertainties under the heading “Risk Factors” above.
In light of these assumptions, risks, and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.
USE OF PROCEEDS
The proceeds from the sale of common stock that may be offered pursuant to this prospectus will be received directly by the selling stockholders, and we will receive no proceeds from the sale of this common stock. See “Selling Stockholders” for a list of the persons receiving proceeds from the sale of the common stock covered by this prospectus.
SELLING STOCKHOLDERS
On August 9, 2013, we issued 6,333,333 shares of the Company’s common stock to GP Investment Holdings, LLC (“GPI”) in exchange for the conversion of 95 shares of the Company’s Series B-1 preferred stock that GPI had purchased on the same date from Vicis Capital Master Fund in a private transaction. Pursuant to a registration rights agreement between us and GPI, we agreed to use our best efforts to file a registration statement covering 6,333,333 shares of common stock with the SEC no later than ninety (90) days after August 9, 2013. Pursuant to the registration rights agreement, GPI has agreed not to sell any shares of common stock held by it for a period of one year after August 9, 2013, subject to some customary exceptions. The registration statement containing this prospectus will satisfy our obligations pursuant to the registration rights agreement.
On March 31, 2013, we issued 100,000 shares of the Company’s common stock to Escalate Capital Partners SBIC I, L.P. (“Escalate”) in connection with the senior secured loan made by Escalate to the Company. Pursuant to the terms of a stock purchase and registration rights agreement dated March 28, 2013 between the Company and Escalate, we agreed to provide Escalate with the option to include the shares held by Escalate in any registration statement filed by the Company after the date thereof. Escalate has requested that the Company include these shares in the registration statement containing this prospectus, and accordingly, the registration statement containing this prospectus will satisfy our obligations pursuant to the stock purchase and registration rights agreement.
The following table sets forth the name of the selling stockholders, their current beneficial ownership of our securities, the number of shares offered for each selling stockholder’s account, and the amount and percentage of its beneficial ownership after this offering. The selling stockholders may from time to time offer and sell any or all of the shares pursuant to this prospectus. Because the selling stockholders are not obligated to sell the shares, we cannot estimate how many shares they will hold upon consummation of any such sales. “Beneficial ownership” here means direct or indirect voting or investment power over outstanding stock and stock which a person currently has the right to acquire or has the right to acquire within 60 days after the date of this prospectus. The information in the table is from the selling stockholders, reports furnished to us under rules of the SEC, and our stock ownership records as of the date of this prospectus. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

	Beneficial Ownership Prior to Offering		Number of Shares	Beneficial Ownership After Offering (3)
Name of Selling Stockholder	Number	Percent	Being Offered	Number	Percent
GP Investment Holdings, LLC	15,276,138 (1) (2)	44%(4)	6,333,333	8,942,805	26%(4)
Escalate Capital Partners SBIC I, L.P.	395,000 (1)	1%(4)	395,000	295,000	1%(4)

(1)	Based on information provided to us by the selling stockholders.

(2)
Includes (a) 8,942,805 shares of common stock that were purchased from Vicis Capital Master Fund on August 9, 2013 in a private transaction, and (b) 6,333,333 shares of the Company’s common stock that GPI acquired from the Company on August 9, 2013 in exchange for the conversion of 95 shares of the Company’s Series B-1 preferred stock that GPI also purchased in such transaction.

(3)	Assuming that all shares that may be sold in the offering are sold.

(4)	Calculated based on 34,949,716 shares of common stock issued and outstanding as of November 4, 2013.

DESCRIPTION OF COMMON STOCK
The following summary of the material features of our common stock is based on the applicable provisions of the General Corporation Law of the State of Delaware, or DGCL, and on the provisions of our certificate of incorporation, as amended, and our bylaws, as amended, and is qualified entirely by reference to the applicable provisions of the DGCL, our certificate of incorporation, and our bylaws. For information on how to obtain copies of such documents, please refer to the heading “Where You Can Find More Information” in this prospectus.
General
The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. There are no cumulative voting rights, so the holders of a majority of the outstanding shares have the ability to elect all of the directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.
As of November 4, 2013, of the 150,000,000 shares of common stock currently authorized, there are approximately 34,949,716 shares of common stock issued and outstanding and approximately an additional 2,089,041 shares reserved for issuance in connection with (i) options outstanding to acquire approximately 1,924,067 shares of common stock, which include (but are not limited to) options issued under our 2000 Stock Incentive Plan and our 2007 Stock Incentive Plan (collectively, the “Option Plans”), (ii) warrants outstanding to acquire approximately 33,000 shares of common stock and (iii) approximately 131,974 shares of common stock issuable upon conversion of our outstanding Series A-2 Preferred Stock.
Certain Anti-takeover Matters
Provisions of our certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.
Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors has the authority, without the further approval of the stockholders, to issue and determine the rights and preference of any series of preferred stock. Our board of directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation, or other rights that would adversely affect the voting power and ownership interest of holders of common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing change in control, and discouraging bids for our common stock at a premium over market price.
Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting, and who has given to our corporate secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Our bylaws authorize the chairman of our board of directors or a majority of our board of directors to call a special meeting of stockholders. However, our certificate of incorporation does not prohibit our stockholders to act by written consent. As a result, any action to be effected by our stockholders may be effected at a duly called annual or special meeting of the stockholders.
Anti-takeover Effects of Delaware Law Provisions
Section 203 of the Delaware General Corporation Law contains provisions that may make the acquisition of control of us by means of a tender offer, open market purchase, proxy fight, or otherwise more difficult. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Section 203 defines a “business combination” as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•	our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and issued employee stock plans, under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•
the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, New York, New York.
Trading
Our common stock is traded on the NYSE MKT under the symbol “GLOW.”
PLAN OF DISTRIBUTION
We are registering the common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of such common stock from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. A selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of common stock to be made directly or through agents.
The common stock offered by this prospectus may be sold or otherwise distributed from time to time:

•	directly by the selling stockholders and their successors, which include their donees, pledgees or transferees, or their successors-in-interest, or

•
through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the common stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).

The selling stockholders and any underwriters, broker-dealers, or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. The selling stockholders from time to time identified as or affiliated with registered broker-dealers participating in the sale or distribution of the common stock from time to time are deemed to be underwriters with respect to securities sold by them pursuant to this prospectus. As a result, any profits on the sale of the securities by such selling stockholders and any discounts, commissions, or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12, and 17 of the Securities Act.
The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	otherwise negotiated prices or without cash consideration.
These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for the shares;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share;

•	through dividends or other distributions made by selling stockholders to their respective partners, members, or stockholders;

•	through any combination of the foregoing; or

•	any other method permitted pursuant to applicable law.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with the sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The obligations of underwriters or dealers to purchase the common stock offered will be subject to certain conditions precedent and the terms of any agreement entered into with the underwriters. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
To our knowledge, there are currently no plans, arrangements, or understandings between any selling stockholders and any underwriter, broker-dealer, or agent regarding the sale of the common stock by the selling stockholders.
Our common stock is currently listed on the NYSE MKT under the symbol “GLOW.”
There can be no assurance that any selling stockholders will sell any or all of the common stock under this prospectus. Further, we cannot determine whether any such selling stockholders will transfer, devise, or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
LEGAL MATTERS
The validity of the issuance of the common stock covered by this prospectus has been passed upon for us by Davis Graham & Stubbs LLP.
EXPERTS
The consolidated balance sheets of Glowpoint, Inc. as of December 31, 2012 and 2011 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Affinity VideoNet, Inc. as of December 31, 2011 and for the year then ended has been incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A filed on December 17, 2012, have been audited by Anton Collins Mitchell LLP, independent auditors, as stated in their report incorporated by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements, and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investors section of our website, www.glowpoint.com. The information provided on our website is not part of this prospectus, and therefore is not incorporated by reference.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 0-25940) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 1, 2013, as amended by our Annual Report on Form 10-K/A filed with the SEC on April 4, 2013;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 9, 2013;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the SEC on August 8, 2013;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2013, filed with the SEC on November 6, 2013;

•	Current report on Form 8-K filed with the SEC on January 17, 2013;

•	Current report on Form 8-K filed with the SEC on March 28, 2013;

•	Current report on Form 8-K filed with the SEC on April 3, 2013;

•	Current report on Form 8-K filed with the SEC on June 17, 2013, as amended by our report on Form 8-K/A filed on Form 8-K/A filed with the SEC on September 4, 2013;

•	Current report on Form 8-K filed with the SEC on August 13, 2013;

•	Current report on Form 8-K filed with the SEC on September 13, 2013;

•	Current report on Form 8-K filed with the SEC on October 23, 2013.
Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement, and subsequent to effectiveness of the registration statement and prior to such time as we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and, to the extent they are considered filed and except as described above, current reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:
Glowpoint, Inc.
Attention: Corporate Secretary
1776 Lincoln Avenue, Suite 1300
Denver, CO 80203
(866) 456-9764
Information on Our Website
Information on any Glowpoint website, any subsection, page, or other subdivision of any Glowpoint website, or any website linked to by content on any Glowpoint website, is not part of this prospectus, and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

PROSPECTUS

6,433,333 Shares of Common Stock
November 14, 2013